   As filed with the Securities and Exchange Commission on December 23, 1998
                                                           Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------

                       VITESSE SEMICONDUCTOR CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               -----------------

           DELAWARE                                         77-0138960
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                                741 CALLE PLANO
                         CAMARILLO, CALIFORNIA  93012
                                (805) 388-3700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               -----------------

                            1991 STOCK OPTION PLAN
         VERMONT SCIENTIFIC TECHNOLOGIES, INC. 1998 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)
                               -----------------

                               EUGENE F. HOVANEC
                            CHIEF FINANCIAL OFFICER
                       VITESSE SEMICONDUCTOR CORPORATION
                                741 CALLE PLANO
                         CAMARILLO, CALIFORNIA  93012
                                (805)  388-3700
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               -----------------

                                  COPIES TO:
                            FRANCIS S. CURRIE, ESQ.
                          MARTIN A. WELLINGTON, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                         PALO ALTO, CALIFORNIA  94304
                                (650) 493-9300
                               -----------------


================================================================================

                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED          PROPOSED
                                                      MAXIMUM          MAXIMUM
        TITLE OF EACH CLASS              AMOUNT      OFFERING         AGGREGATE         AMOUNT OF
          OF SECURITIES TO               TO BE         PRICE           OFFERING        REGISTRATION
           BE REGISTERED               REGISTERED    PER SHARE          PRICE              FEE
---------------------------------------------------------------------------------------------------
1991 Stock Option Plan                  2,582,584    $48.59(1)                           $34,886.00
     Common Stock, $0.01 par value                                  $125,487,756.50(1)
---------------------------------------------------------------------------------------------------
Vermont Scientific Technologies,
 Inc. 1998 Stock Option Plan
     Common Stock, $0.01 par value        27,913     $0.36 (2)      $10,048.68 (2)            $3.00
---------------------------------------------------------------------------------------------------
TOTAL                                   2,610,497                                        $34,889.00
---------------------------------------------------------------------------------------------------
===================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
     The computation is based upon the average of the high and low price as reported on the NASDAQ National Market on December 21, 1998. The indicated number of shares to be registered represents additional shares issuable under the 1998 Stock Option Plan that are not covered by prior registration statements.
(2) All options under the 1998 Vermont Scientific Technologies, Inc. Stock Option Plan (the "VTEK Options") are exercisable for shares of the Company's Common Stock at the exercise price of $0.36 per share. The VTEK Options were assumed by the Registrant pursuant to the Registrant's acquisition of Vermont Scientific Technologies, Inc., effective November 25, 1998.

===============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 23, 1996 (File No. 333-14695), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to this registrations statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         The Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which (i) eliminate the personal liability of its directors to the Registrant and its shareholders for monetary damages arising from a breach of their fiduciary duties in certain circumstances; and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by law. The limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission. In addition, the Registrant's bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law.

         The Registrant has entered into separate indemnification agreements with each of its officers and directors that contain provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director's and officer's insurance, if available on reasonable terms.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.


ITEM 8.  EXHIBITS.
         --------

          Exhibit
          Number
          ------

          4.1 1991 Stock Option Plan incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (File No. 333-53463) filed with the Commission on May 22, 1998.

          4.2 Vermont Scientific Technologies, Inc. 1998 Stock Option Plan filed herewith.

          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Counsel to the Registrant), as to the legality of securities being registered filed herewith.

         23.1       Consent of KPMG Peat Marwick L.L.P. filed herewith

         23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

         24.1       Power of Attorney (see Page II-4)


ITEM 9.  UNDERTAKINGS.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Camarillo, State of California on December 23, 1998.

                                       VITESSE SEMICONDUCTOR
                                       CORPORATION

                                       By: /s/ Eugene F. Hovanec
                                          _________________________________
                                           Eugene F. Hovanec
                                           Vice President, Finance and Chief
                                           Financial Officer


                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis R. Tomasetta and Eugene F. Hovanec, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                   SIGNATURE                                             TITLE                                   DATE
-------------------------------------------------------------------------------------------------------------------------
  /s/ Louis R. Tomasetta                                   President, Chief Executive                   December 23, 1998
-----------------------------------------------            Officer, and Director (principal
      Louis R. Tomasetta                                   executive officer)

  /s/ Eugene F. Hovanec                                    Vice President, Finance and Chief            December 23, 1998
-----------------------------------------------            Financial Officer (principal
      Eugene F. Hovanec                                    financial and accounting officer

  /s/ James A. Cole                                        Director                                     December 23, 1998
----------------------------------------------
      James A. Cole
  /s/ Pierre R. Lamond                                     Chairman of the Board of Directors           December 23, 1998
-----------------------------------------------
      Pierre R. Lamond
  /s/ John C. Lewis                                        Director                                     December 23, 1998
-----------------------------------------------
      John C. Lewis
  /s/ Alex Daly                                            Director                                     December 23, 1998
-----------------------------------------------
      Alex Daly

                       VITESSE SEMICONDUCTOR CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS


     Exhibit
     Number                         Description
     -------         ----------------------------------------------


       4.1 1991 Stock Option Plan incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (File No. 333-53463) filed with the Commission on May 22, 1998.

       4.2 Vermont Scientific Technologies, Inc. 1998 Stock Option Plan, filed herewith.

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Counsel to the Registrant), as to the legality of securities being registered filed herewith.

      23.1           Consent KPMG Peat Marwick L.L.P. filed herewith.

      23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

      24.1           Power of Attorney (see Page II-4).